TERM NOTE

$6,250,000	Louisville, Kentucky
November 4, 2011

For Value Received, the undersigned, Lightyear Network Solutions, Inc., a Nevada corporation, and Lightyear Network Solutions, LLC, with their main offices located at 1901 Eastpoint Parkway, Louisville, Kentucky 40223 (collectively, the “Makers” and individually, a “Maker”), hereby jointly and severally promise and agree to pay to the order of Chris T. Sullivan, an individual resident of Florida and his successors and assigns (hereinafter the “Payee”), the principal sum of Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($6,250,000), together with all accrued interest thereon computed and payable in the manner set forth below.  The unpaid principal balance of, and all accrued interest on, this Note, unless sooner paid, shall be due and payable in full on January 10, 2013 (the “Maturity Date”).

From the date of this Note, the outstanding principal balance of this Note, as the same shall exist from time to time, shall bear interest at a rate equal to the three month LIBOR rate plus four percent (4.00%) per annum (the “Interest Rate”).  The Interest Rate change will not occur more often than quarterly.  Interest shall be computed on the basis of the actual number of days elapsed in a year of 365 days.  Commencing on February 10, 2012, and continuing on each May 10, August 10 and November  10 thereafter, through and including January 10, 2013, the Makers shall make quarterly payments of all accrued but unpaid interest on this Note as of said payment date.  On the Maturity Date, the Makers shall pay to the Payee (i) the entire outstanding principal balance of this Note plus (ii) all accrued but unpaid interest on this Note.

The obligations under this Note are secured by a security interest in certain assets of the Makers pursuant to a security agreement by the Makers in favor of the Payee (the “Security Agreement”).

This Note may be prepaid in whole or in part at any time, without premium or penalty.  Any partial prepayment shall be applied first to accrued interest due and owing on this Note, with the balance being applied to principal; provided, however, no partial prepayment shall postpone the due date of any installment of interest or principal due on this Note unless and until this Note is paid and performed in full.

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i) any Maker fails in the timely performance of any term, covenant or condition required to be kept, observed or performed under this Note (including, without limitation, any payment in part or in full hereof promptly when due, whether by lapse of time, acceleration of maturity, or otherwise);

(ii)  the commencement by any Maker of any bankruptcy, insolvency, arrangement, reorganization, receivership, assignment of the benefit of creditors or similar proceedings under any federal or state law; or (ii) the commencement against any Maker of any bankruptcy, insolvency, arrangement, reorganization, receivership, assignment for the benefit of creditors or similar proceedings under any federal or state law by creditors of any Maker, but only if such proceeding is not contested by such Maker within ten (10) days and not dismissed or vacated within thirty (30) days of commencement, or any of the actions or relief sought in any such proceeding shall occur or be authorized by the Maker; and

(iii) a Change of Control shall occur with respect to any Maker.

For purposes of this Note, a “Change of Control” shall mean:  (i) any Maker is dissolved or ceases to exist; (ii) any Maker sells all or substantially all of Maker’s assets; (iii) any Maker is a party to a merger or consolidation with another entity; (iv) any Maker changes its capital structure; (v) the acquisition of, or, if earlier, the member, manger or equivalent approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the date hereof, by any person or group (other than the current holders thereof), of equity interests representing more than thirty-three percent (33%) of the aggregate ordinary voting power represented by the issued and outstanding equity interests of any Maker; and (vi) changes to any Maker’s corporate name or trade name without prior written notice to Payee.

Upon the occurrence of any Event of Default under this Note, the Payee or any subsequent holder(s) of this Note may, without notice or demand, declare all sums of principal and interest evidenced hereby to be accelerated and immediately due and payable in full, and the Payee may thereupon exercise any and all rights and remedies granted herein, in the Security Agreement and available to him in law or equity.  In the Event of a Default under this Note, the Payee may, in his sole discretion, determine that all amounts owing to him shall bear interest at the a rate of Five and 00/100 percent (5.00%) per annum above the Interest Rate (the “Default Rate”).  If all such sums are not paid and satisfied in full by the Maturity Date, any sums remaining due shall thereafter bear interest at the Default Rate.

Upon any Event of Default under this Note, the Makers agree to pay all costs of collection, and/or costs relating to modifying or further securing the Note, when incurred by the Payee, including, but not limited to, reasonable attorneys’ fees.  If any suit or action is instituted to enforce this Note, the Makers agree to pay to the Payee, in addition to the costs and disbursements otherwise allowed by law, such sums as may be adjudged reasonable attorneys’ fees, court costs, and all other expenses in collecting or attempting to collect this Note.

The Makers, and each person now or hereafter liable, whether primarily or secondarily, for the whole or any part of the indebtedness evidenced by this Note or any instruments which secure this Note jointly and severally: (1) agree to remain and continue bound for the payment of the principal of and interest on this Note notwithstanding any extension or extensions of the time of the payment of said principal or interest, or any change or changes in the amount or amounts to be paid under and by virtue of the obligation to pay provided for in this Note, or any change or changes by way of release or surrender of any collateral, real or personal, held as security for the payment of this Note, and waive all and every kind of notice of such extension or extensions, change or changes, and agree that same may be made without the joinder of any such persons; and (i) waive presentment, notice of dishonor, protest, notice of protest and diligence in collection, and all exemptions, to which the Makers, or any one of them, may now or hereafter be entitled under the laws of Kentucky or any other state;

This Note shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky.

All installments of principal and/or interest on this Note shall be paid to the Payee in immediately available funds in lawful currency of the United State of America at the address or to such other person as may be designated in writing by Payee from time to time.

The invalidity or unenforceability of any provision of this Note in general or in any particular circumstance shall not affect the validity or enforceability of any one or more of the other provisions of this Note or the validity of such provision as applied to any other circumstance.  The Makers agree that this Note and all provisions hereof shall be interpreted so as to give effect and validity to all the provisions hereof to the fullest extent permitted by law.

The Makers will not be entitled to assign any of its rights, remedies, or obligations described in this Note without the prior written consent of the Payee, which may be withheld by the Payee in his sole and absolute discretion.

These provisions shall not be deemed to have been modified in any respect or relinquished the Makers or the Payee except by a written instrument executed by all parties hereto.  Failure of the holder of this Note to exercise any of its right and remedies shall not be deemed to constitute a waiver of the right to exercise the same at that or any other time.  All rights and remedies of the holder hereof for default hereunder or under any of the other instruments executed in connection with, or as security for, this Note shall be cumulative to the greatest extent permitted by law.

EACH OF THE MAKERS AND THE PAYEE, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER SECURITY AGREEMENTS, OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF EITHER OF THEM.  THE MAKERS AND THE PAYEE SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

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In Witness Whereof, the Makers have made and delivered this Note to the Payee as of the day, month, and year first above written.

Lightyear Network Solutions, Inc.

By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer

Lightyear Network Solutions, LLC

By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer

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